Exhibit 99

News Release

Investor Contacts:		Media Contact:
Bev Fleming	Mark Bette	Doug Holt
(312) 444-7811	(312) 444-2301	(312) 557-1571
Beverly_Fleming@ntrs.com	Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME
OF $241.8 MILLION, EARNINGS PER COMMON SHARE OF $1.01

EARNINGS PER COMMON SHARE INCREASED 7% OVER THE PRIOR-YEAR QUARTER
RETURN ON AVERAGE COMMON EQUITY OF 11.4%
CHICAGO, APRIL 19, 2016 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.01, compared to $0.94 in the first quarter of 2015 and $0.99 in the fourth quarter of 2015. Net income was $241.8 million, compared to $230.7 million in the prior-year quarter and $239.3 million in the prior quarter. Return on average common equity was 11.4%, compared to 11.3% in the prior-year quarter and 11.1% in the prior quarter.
“Northern Trust performed well in the first quarter of 2016, despite the volatile market environment and heightened global economic uncertainty.  Total revenue grew 5%, with strong growth in net interest income and steady growth in trust, investment and other servicing fees, partially offset by lower foreign exchange trading income.  Expenses increased 5%, as we continued to invest in people, technology and regulatory initiatives to support our growing business.  Our return on equity was 11.4%, within our target range of 10-15%,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015

Net income per diluted common share was $1.01 in the first quarter of 2016, up from $0.94 in the first quarter of 2015. Net income was $241.8 million, compared to $230.7 million in the prior-year quarter.
Revenue of $1.19 billion increased $55.5 million, or 5%, from $1.13 billion in the prior-year quarter, primarily reflecting higher net interest income and trust, investment and other servicing fees, partially offset by lower foreign exchange trading income.
Trust, investment and other servicing fees were $748.2 million, up $20.7 million, or 3%, from $727.5 million in the prior-year quarter, primarily reflecting net new business and lower money market fee waivers, partially offset by the unfavorable impact of equity markets and movements in foreign exchange rates.
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees. Assets under custody/administration totaled $7.93 trillion at March 31, 2016. The following table presents the Corporation’s assets under custody, a component of AUC/A, and assets under management by reporting segment.

($ In Billions)	March 31, 2016	March 31, 2015	% Change Q1-16/Q1-15
Assets Under Custody
Corporate & Institutional Services	$5,700.3	$5,566.2	2%
Wealth Management	511.1	524.6	(3)
Total Assets Under Custody	$6,211.4	$6,090.8	2%
Assets Under Management
Corporate & Institutional Services	$669.9	$727.0	(8)%
Wealth Management	230.1	233.1	(1)
Total Assets Under Management	$900.0	$960.1	(6)%

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

Corporate & Institutional Services (C&IS) trust, investment and other servicing fees increased $26.1 million, or 6%, to $433.4 million from the prior-year quarter’s $407.3 million.

($ In Millions)	Q1 2016	Q1 2015	Change Q1 2016 from Q1 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$286.4	$277.1	$9.3	3%
Investment Management	89.1	76.4	12.7	17
Securities Lending	22.6	21.6	1.0	5
Other	35.3	32.2	3.1	10
Total	$433.4	$407.3	$26.1	6%
Custody and fund administration fees, the largest component of C&IS fees, increased 3%, driven by new business, partially offset by the unfavorable impact of equity markets and movements in foreign exchange rates. Investment management fees increased $12.7 million, or 17%, primarily

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

due to lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $1.7 million in the current quarter compared to $15.2 million in the prior-year quarter. Securities lending increased 5%, primarily due to higher spreads, partially offset by lower volumes. Other fees increased 10%, primarily due to new business related to investment risk and analytical services and increased other ancillary services.
Wealth Management trust, investment and other servicing fees totaled $314.8 million, decreasing $5.4 million, or 2%, from $320.2 million in the prior-year quarter.

($ In Millions)	Q1 2016	Q1 2015	Change Q1 2016 from Q1 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$124.4	$130.8	$(6.4)	(5)%
East	81.0	82.4	(1.4)	(2)
West	63.9	66.8	(2.9)	(4)
Global Family Office	45.5	40.2	5.3	13
Total	$314.8	$320.2	$(5.4)	(2)%
The decrease in Wealth Management fees across the regions was primarily attributable to the impact of unfavorable equity markets and lower fee revenue from equity mutual funds, partially offset by lower money market mutual fund fee waivers. The increase in Global Family Office fees was primarily attributable to new business and lower money market mutual fund fee waivers. Money market mutual fund fee waivers in Wealth Management totaled $6.0 million in the current quarter compared to $17.7 million in the prior-year quarter.
Foreign exchange trading income totaled $60.5 million, down $11.1 million, or 15%, compared with $71.6 million in the prior-year quarter. The decrease generally reflects lower client volumes as compared to the prior-year quarter.
Net interest income on an FTE basis totaled $314.0 million, up $47.2 million, or 18%, compared to $266.8 million in the prior-year quarter. The increase was primarily the result of an increase in earning assets and a higher net interest margin. Earning assets for the quarter averaged $104.6 billion, up $5.9 billion, or 6%, from $98.7 billion in the prior-year quarter, primarily resulting from higher levels of securities and loans. Earning asset growth was funded primarily by a higher level of demand deposits. The net interest margin on an FTE basis increased to 1.21% from 1.10% in the prior-year quarter, primarily reflecting higher yields on earning assets.
The provision for credit losses was $2.0 million in the current quarter. A provision credit of $4.5 million was recorded in the prior-year quarter. Net charge-offs in the current quarter were $2.7

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

million, resulting from charge-offs of $5.3 million and recoveries of $2.6 million. The prior-year quarter included $4.6 million of net charge-offs, resulting from $7.5 million of charge-offs and $2.9 million of recoveries. Nonperforming assets decreased 24% as compared to the prior-year quarter.

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses and associated ratios.

($ In Millions)	March 31, 2016		December 31, 2015	March 31, 2015
Nonperforming Assets
Nonperforming Loans and Leases	$164.0		$180.1	$219.6
Other Real Estate Owned	10.4		8.2	8.5
Total Nonperforming Assets	174.4		188.3	228.1

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	195.6		193.8	259.0
Undrawn Loan Commitments and Standby Letters of credit	37.0		39.5	27.7
Total Allowance for Credit Losses	$232.6		$233.3	$286.7

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.48%		0.54%	0.67%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.57%		0.58%	0.79%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2	x	1.1x	1.2x
Noninterest expense totaled $828.8 million in the current quarter, up $39.8 million, or 5%, from $789.0 million in the prior-year quarter. The increase was primarily attributable to higher compensation and outside services expenses.
Compensation expense, the largest component of noninterest expense, totaled $378.8 million in the current quarter, up $24.5 million, or 7%, from $354.3 million in the prior-year quarter. The increase primarily reflects higher staff levels and base pay adjustments. Staff on a full-time equivalent basis at March 31, 2016 totaled approximately 16,300, up 5% from a year ago.
Employee benefit expense totaled $70.6 million in the current quarter, down 3% from $72.9 million in the prior-year quarter, primarily reflecting lower pension expense.
Expense associated with outside services totaled $149.9 million in the current quarter, up $14.8 million, or 11%, from $135.1 million in the prior-year quarter, primarily reflecting increased technical services expense and higher consulting expense due to regulatory related spend.
Equipment and software expense totaled $114.2 million in the current quarter, up 3% from $110.3 million in the prior-year quarter, primarily reflecting increased software amortization.

FIRST QUARTER 2016 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

Occupancy expense totaled $40.9 million, down 5% from $43.0 million in the prior-year quarter, primarily driven by lower rent expense.
Other operating expense totaled $74.4 million in the current quarter, up 1% from $73.4 million in the prior-year quarter, reflecting increases in various categories.
The provision for income taxes was $117.4 million in the current quarter, representing an effective tax rate of 32.7%. The provision for income taxes in the prior-year quarter was $119.3 million, representing an effective tax rate of 34.1%.

FIRST QUARTER 2016 PERFORMANCE VS. FOURTH QUARTER 2015
Net income per diluted common share was $1.01 in the current quarter, compared to $0.99 in the fourth quarter of 2015. Net income totaled $241.8 million, compared to $239.3 million in the prior quarter.
Revenue was $1.19 billion in the current quarter compared to $1.16 billion in the prior quarter. Noninterest income totaled $882.2 million in the current quarter, up $14.9 million, or 2%, from $867.3 million in the prior quarter. Net interest income on an FTE basis was $314.0 million, up $18.0 million, or 6%, from $296.0 million.
Trust, investment and other servicing fees totaled $748.2 million in the current quarter, up slightly from $747.1 million in the prior quarter, primarily attributable to lower money market mutual fund fee waivers, partially offset by unfavorable impact of equity markets and movements in foreign exchange rates.
Assets under custody/administration totaled $7.93 trillion at March 31, 2016, up $129.4 billion, or 2%, from $7.80 trillion at December 31, 2015. The following table presents the Corporation’s assets under custody, a component of AUC/A, and assets under management by reporting segment.

($ In Billions)	March 31, 2016	December 31, 2015	% Change Q1-16/Q4-15
Assets Under Custody
Corporate & Institutional Services	$5,700.3	$5,565.8	2%
Wealth Management	511.1	506.3	1
Total Assets Under Custody	$6,211.4	$6,072.1	2%
Assets Under Management
Corporate & Institutional Services	$669.9	$648.0	3%
Wealth Management	230.1	227.3	1
Total Assets Under Management	$900.0	$875.3	3%
C&IS trust, investment and other servicing fees totaled $433.4 million, up $5.5 million, or 1%, from $427.9 million in the prior quarter.

($ In Millions)	Q1 2016	Q4 2015	Change Q1 2016 from Q4 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$286.4	$286.2	$0.2	—%
Investment Management	89.1	85.6	3.5	4
Securities Lending	22.6	22.3	0.3	1
Other	35.3	33.8	1.5	4
Total	$433.4	$427.9	$5.5	1%
C&IS custody and fund administration fees were relatively unchanged from the prior quarter. Investment management fees increased 4% in the current quarter, primarily attributable to lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $1.7 million in the current quarter compared with $7.8 million in the prior quarter. Other fees increased 4%, primarily driven by seasonally higher benefit payments.
Wealth Management trust, investment and other servicing fees were $314.8 million, down $4.4 million, or 1%, from $319.2 million in the prior quarter.

($ In Millions)	Q1 2016	Q4 2015	Change Q1 2016 from Q4 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$124.4	$128.5	$(4.1)	(3)%
East	81.0	82.3	(1.3)	(2)
West	63.9	65.6	(1.7)	(3)
Global Family Office	45.5	42.8	2.7	6
Total	$314.8	$319.2	$(4.4)	(1)%
The decrease in Wealth Management fees across the regions was primarily attributable to the impact of unfavorable equity markets and lower fee revenue from equity mutual funds, partially offset by lower money market mutual funds fee waivers. The increase in Global Family Office fees was primarily attributable to new business and lower money market mutual fund fee waivers. Money market mutual fund fee waivers in Wealth Management totaled $6.0 million, compared to $12.7 million in the prior quarter.
Foreign exchange trading income in the current quarter increased $8.0 million, or 15%, to $60.5 million compared to $52.5 million in the prior quarter, driven by higher currency volatility and client volumes.
Other operating income totaled $38.1 million, up $5.1 million, or 16%, from $33.0 million in the prior quarter, driven by a $2.3 million net gain in the current quarter related to the decision to

FIRST QUARTER 2016 PERFORMANCE VS. FOURTH QUARTER 2015 (continued)

exit a portion of a non-strategic loan and lease portfolio compared to a $1.1 million net loss in the prior quarter.
Net interest income on an FTE basis totaled $314.0 million in the current quarter, up $18.0 million, or 6%, from $296.0 million in the prior quarter, primarily attributable to a higher net interest margin. The net interest margin on an FTE basis increased to 1.21% from 1.11% in the prior quarter, primarily reflecting higher yields on earnings assets. Earning assets averaged $104.6 billion, down $1.0 billion, or 1%, from $105.6 billion in the prior quarter.
The provision for credit losses was $2.0 million in the current quarter. A provision credit of $18.5 million was recorded in the prior quarter, reflecting the adoption of a change in the estimation methodology for inherent losses and improved credit quality. Net charge-offs in the current quarter totaled $2.7 million resulting from $5.3 million of charge-offs and $2.6 million of recoveries, compared to $2.9 million of net charge-offs in the prior quarter resulting from $5.2 million of charge-offs and $2.3 million of recoveries. Nonperforming assets decreased 7% from the prior quarter.
Noninterest expense totaled $828.8 million in the current quarter, up slightly from $824.8 million in the prior quarter.
Compensation expense in the current quarter totaled $378.8 million, up $13.3 million, or 4%, from $365.5 million in the prior quarter, primarily reflecting higher performance-based incentive compensation.
Employee benefit expense totaled $70.6 million in the current quarter, up 2% from $69.4 million in the prior quarter, primarily reflecting increased payroll tax expense, partially offset by lower employee medical and pension costs.
Expense for outside services totaled $149.9 million in the current quarter, a decrease of $5.2 million, or 3%, from $155.1 million in the prior quarter, primarily reflecting lower consulting expense.
Equipment and software expense in the current quarter totaled $114.2 million, down 2% from $116.5 million in the prior quarter, primarily reflecting lower equipment-related expense.
Other operating expense totaled $74.4 million for the current quarter, relatively unchanged from $74.5 million in the prior quarter. The current quarter included an increase in business promotion expense related to the timing of the Northern Trust Open, offset by lower various other expenses.

FIRST QUARTER 2016 PERFORMANCE VS. FOURTH QUARTER 2015 (continued)

The provision for income taxes in the current quarter totaled $117.4 million, representing an effective tax rate of 32.7%. The provision for income taxes in the prior quarter totaled $111.1 million, representing an effective tax rate of 31.7%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.7 billion, up $218.5 million, or 3% from the prior-year quarter’s average of $8.5 billion. The increase was primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $83.9 million to common stockholders. During the three months ended March 31, 2016, the Corporation repurchased 2,310,617 shares of common stock, including 385,604 shares withheld related to share-based compensation, at a total cost of $140.3 million ($60.71 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at March 31, 2016, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	March 31, 2016		December 31, 2015		March 31, 2015
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	11.6%	10.6%	11.9%	10.8%	11.8%	10.5%
Tier 1	12.1%	11.0%	12.5%	11.4%	12.4%	11.1%
Total	13.6%	12.7%	14.2%	13.2%	14.2%	13.1%
Tier 1 Leverage	7.4%	7.4%	7.5%	7.5%	7.8%	7.8%
Supplementary Leverage(a)	6.1%	N/A	6.2%	N/A	6.4%	N/A

	March 31, 2016		December 31, 2015		March 31, 2015
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	11.5%	10.3%	11.6%	10.4%	11.3%	10.0%
Tier 1	11.5%	10.3%	11.6%	10.4%	11.3%	10.0%
Total	13.2%	12.2%	13.1%	12.0%	13.0%	11.8%
Tier 1 Leverage	6.9%	6.9%	6.7%	6.7%	6.9%	6.9%
Supplementary Leverage(a)	6.0%	N/A	5.6%	N/A	5.7%	N/A

(a)	Effective January 1, 2018, the Corporation will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$352.0	$6.2	$358.2	$330.7	$6.6	$337.3	$298.8	$6.2	$305.0
Interest Expense	44.2	—	$44.2	41.3	—	41.3	38.2	—	38.2
Net Interest Income	$307.8	$6.2	$314.0	$289.4	$6.6	$296.0	$260.6	$6.2	$266.8
Net Interest Margin	1.18%		1.21%	1.09%		1.11%	1.07%		1.10%

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could”. Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast on April 19, 2016. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on April 19, 2016, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$748.2	$727.5	3%
Foreign Exchange Trading Income	60.5	71.6	(15)
Treasury Management Fees	16.2	16.3	(1)
Security Commissions and Trading Income	18.9	19.8	(4)
Other Operating Income	38.1	38.6	(1)
Investment Security Gains, net	0.3	0.1	134
Total Noninterest Income	882.2	873.9	1

Net Interest Income
Interest Income	352.0	298.8	18
Interest Expense	44.2	38.2	16
Net Interest Income	307.8	260.6	18

Total Revenue	1,190.0	1,134.5	5

Provision for Credit Losses	2.0	(4.5)	N/M

Noninterest Expense
Compensation	378.8	354.3	7
Employee Benefits	70.6	72.9	(3)
Outside Services	149.9	135.1	11
Equipment and Software	114.2	110.3	3
Occupancy	40.9	43.0	(5)
Other Operating Expense	74.4	73.4	1
Total Noninterest Expense	828.8	789.0	5

Income before Income Taxes	359.2	350.0	3
Provision for Income Taxes	117.4	119.3	(2)
NET INCOME	$241.8	$230.7	5%

Dividends on Preferred Stock	$5.9	$5.9	—%
Earnings Allocated to Participating Securities	4.1	3.7	10
Earnings Allocated to Common and Potential Common Shares	231.8	221.1	5

Per Common Share
Net Income
Basic	$1.01	$0.95	6%
Diluted	1.01	0.94	7

Average Common Equity	$8,302.6	$8,084.2	3%
Return on Average Common Equity	11.43%	11.28%	1
Return on Average Assets	0.86%	0.87%	(1)

Cash Dividends Declared per Common Share	$0.36	$0.33	9%

Average Common Shares Outstanding (000s)
Basic	228,619	233,381
Diluted	229,980	235,289
Common Shares Outstanding (EOP) (000s)	228,164	233,369

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$748.2	$747.1	—%
Foreign Exchange Trading Income	60.5	52.5	15
Treasury Management Fees	16.2	16.2	(1)
Security Commissions and Trading Income	18.9	18.5	2
Other Operating Income	38.1	33.0	16
Investment Security Gains, net	0.3	—	N/M
Total Noninterest Income	882.2	867.3	2

Net Interest Income
Interest Income	352.0	330.7	6
Interest Expense	44.2	41.3	7
Net Interest Income	307.8	289.4	6

Total Revenue	1,190.0	1,156.7	3

Provision for Credit Losses	2.0	(18.5)	N/M

Noninterest Expense
Compensation	378.8	365.5	4
Employee Benefits	70.6	69.4	2
Outside Services	149.9	155.1	(3)
Equipment and Software	114.2	116.5	(2)
Occupancy	40.9	43.8	(7)
Other Operating Expense	74.4	74.5	—
Total Noninterest Expense	828.8	824.8	—

Income before Income Taxes	359.2	350.4	3
Provision for Income Taxes	117.4	111.1	6
NET INCOME	$241.8	$239.3	1%

Dividends on Preferred Stock	$5.9	$5.9	—%
Earnings Allocated to Participating Securities	4.1	3.8	6
Earnings Allocated to Common and Potential Common Shares	231.8	229.6	1

Per Common Share
Net Income
Basic	$1.01	$1.00	1%
Diluted	1.01	0.99	2

Average Common Equity	$8,302.6	$8,315.0	—%
Return on Average Common Equity	11.43%	11.14%	3
Return on Average Assets	0.86%	0.84%	2

Cash Dividends Declared per Common Share	$0.36	$0.36	—%

Average Common Shares Outstanding (000s)
Basic	228,619	230,391
Diluted	229,980	232,236
Common Shares Outstanding (EOP) (000s)	228,164	229,294

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,765.2	$1,113.9	58%
Interest-Bearing Due from and Deposits with Banks (**)	17,617.7	17,646.9	—
Federal Reserve Deposits	14,415.3	8,804.2	64
Securities
U.S. Government	6,885.0	4,627.4	49
Obligations of States and Political Subdivisions	269.2	117.1	130
Government Sponsored Agency	16,901.8	16,649.7	2
Other (***)	15,590.1	15,614.5	—
Total Securities	39,646.1	37,008.7	7
Loans and Leases	34,144.9	32,630.2	5
Total Earning Assets	107,589.2	97,203.9	11
Allowance for Credit Losses Assigned to Loans and Leases	(195.6)	(259.0)	(25)
Cash and Due from Banks	2,922.7	1,860.2	57
Buildings and Equipment	437.8	442.4	(1)
Client Security Settlement Receivables	1,902.7	2,219.3	(14)
Goodwill	523.6	527.3	(1)
Other Assets	4,618.4	4,957.9	(7)
Total Assets	$117,798.8	$106,952.0	10%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,956.0	$15,892.2	(6)%
Savings Certificates and Other Time	1,417.0	1,777.9	(20)
Non-U.S. Offices - Interest-Bearing	50,747.4	45,942.2	10
Total Interest-Bearing Deposits	67,120.4	63,612.3	6
Short-Term Borrowings	4,780.2	3,898.0	23
Senior Notes	1,496.1	1,497.1	—
Long-Term Debt	1,406.2	1,399.1	1
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	75,080.2	70,683.7	6
Demand and Other Noninterest-Bearing Deposits	30,539.2	23,124.2	32
Other Liabilities	3,346.6	4,536.5	(26)
Total Liabilities	108,966.0	98,344.4	11
Common Equity	8,444.3	8,219.1	3
Preferred Equity	388.5	388.5	—
Total Equity	8,832.8	8,607.6	3
Total Liabilities and Stockholders’ Equity	$117,798.8	$106,952.0	10%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,765.2	$1,614.2	9%
Interest-Bearing Due from and Deposits with Banks (**)	17,617.7	17,664.3	—
Federal Reserve Deposits	14,415.3	16,398.5	(12)
Securities
U.S. Government	6,885.0	6,204.3	11
Obligations of States and Political Subdivisions	269.2	125.6	114
Government Sponsored Agency	16,901.8	16,376.7	3
Other (***)	15,590.1	15,284.4	2
Total Securities	39,646.1	37,991.0	4
Loans and Leases	34,144.9	33,180.9	3
Total Earning Assets	107,589.2	106,848.9	1
Allowance for Credit Losses Assigned to Loans and Leases	(195.6)	(193.8)	1
Cash and Due from Banks	2,922.7	2,923.4	—
Buildings and Equipment	437.8	446.9	(2)
Client Security Settlement Receivables	1,902.7	2,157.0	(12)
Goodwill	523.6	526.4	(1)
Other Assets	4,618.4	4,040.8	14
Total Assets	$117,798.8	$116,749.6	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,956.0	$15,035.9	(1)%
Savings Certificates and Other Time	1,417.0	1,455.8	(3)
Non-U.S. Offices - Interest-Bearing	50,747.4	50,221.8	1
Total Interest-Bearing Deposits	67,120.4	66,713.5	1
Short-Term Borrowings	4,780.2	4,953.2	(3)
Senior Notes	1,496.1	1,497.4	—
Long-Term Debt	1,406.2	1,371.3	3
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	75,080.2	74,812.7	—
Demand and Other Noninterest-Bearing Deposits	30,539.2	30,155.4	1
Other Liabilities	3,346.6	3,075.6	9
Total Liabilities	108,966.0	108,043.7	1
Common Equity	8,444.3	8,317.4	2
Preferred Equity	388.5	388.5	—
Total Equity	8,832.8	8,705.9	1
Total Liabilities and Stockholders’ Equity	$117,798.8	$116,749.6	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,593.7	$1,033.7	54%
Interest-Bearing Due from and Deposits with Banks (**)	14,545.0	15,263.1	(5)
Federal Reserve Deposits	15,690.2	14,504.0	8
Securities
U.S. Government	6,500.5	4,580.0	42
Obligations of States and Political Subdivisions	189.1	121.6	56
Government Sponsored Agency	16,764.2	16,511.9	2
Other (***)	15,349.5	14,579.0	5
Total Securities	38,803.3	35,792.5	8
Loans and Leases	33,993.4	32,099.8	6
Total Earning Assets	104,625.6	98,693.1	6
Allowance for Credit Losses Assigned to Loans and Leases	(193.5)	(265.9)	(27)
Cash and Due from Banks	2,184.2	1,573.4	39
Buildings and Equipment	445.9	446.9	—
Client Security Settlement Receivables	1,190.5	959.7	24
Goodwill	523.1	529.7	(1)
Other Assets	4,641.3	5,576.3	(17)
Total Assets	$113,417.1	$107,513.2	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,367.3	$15,361.0	—%
Savings Certificates and Other Time	1,459.6	1,741.7	(16)
Non-U.S. Offices - Interest-Bearing	49,434.9	47,399.8	4
Total Interest-Bearing Deposits	66,261.8	64,502.5	3
Short-Term Borrowings	5,584.1	5,187.4	8
Senior Notes	1,497.4	1,497.0	—
Long-Term Debt	1,399.3	1,571.9	(11)
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	75,019.9	73,036.0	3
Demand and Other Noninterest-Bearing Deposits	26,214.5	22,023.6	19
Other Liabilities	3,491.5	3,980.9	(12)
Total Liabilities	104,725.9	99,040.5	6
Common Equity	8,302.7	8,084.2	3
Preferred Equity	388.5	388.5	—
Total Equity	8,691.2	8,472.7	3
Total Liabilities and Stockholders’ Equity	$113,417.1	$107,513.2	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,593.7	$1,490.3	7%
Interest-Bearing Due from and Deposits with Banks (**)	14,545.0	14,709.6	(1)
Federal Reserve Deposits	15,690.2	17,708.1	(11)
Securities
U.S. Government	6,500.5	5,527.4	18
Obligations of States and Political Subdivisions	189.1	115.9	63
Government Sponsored Agency	16,764.2	16,308.7	3
Other (***)	15,349.5	15,886.5	(3)
Total Securities	38,803.3	37,838.5	3
Loans and Leases	33,993.4	33,884.0	—
Total Earning Assets	104,625.6	105,630.5	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(193.5)	(242.0)	(20)
Cash and Due from Banks	2,184.2	2,142.7	2
Buildings and Equipment	445.9	441.1	1
Client Security Settlement Receivables	1,190.5	1,070.9	11
Goodwill	523.1	529.9	(1)
Other Assets	4,641.3	4,100.0	13
Total Assets	$113,417.1	$113,673.1	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,367.3	$14,998.5	2%
Savings Certificates and Other Time	1,459.6	1,436.2	2
Non-U.S. Offices - Interest-Bearing	49,434.9	50,664.5	(2)
Total Interest-Bearing Deposits	66,261.8	67,099.2	(1)
Short-Term Borrowings	5,584.1	5,566.3	—
Senior Notes	1,497.4	1,497.3	—
Long-Term Debt	1,399.3	1,382.0	1
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	75,019.9	75,822.1	(1)
Demand and Other Noninterest-Bearing Deposits	26,214.5	26,009.2	1
Other Liabilities	3,491.5	3,138.3	11
Total Liabilities	104,725.9	104,969.6	—
Common Equity	8,302.7	8,315.0	—
Preferred Equity	388.5	388.5	—
Total Equity	8,691.2	8,703.5	—
Total Liabilities and Stockholders’ Equity	$113,417.1	$113,673.1	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2016	2015
($ In Millions Except Per Share Data)	QUARTER	QUARTERS
FIRST	FOURTH	THIRD	SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$748.2	$747.1	$749.1	$756.8	$727.5
Other Noninterest Income	134.0	120.2	137.5	247.9	146.4
Net Interest Income	307.8	289.4	268.9	251.2	260.6
Total Revenue	1,190.0	1,156.7	1,155.5	1,255.9	1,134.5
Provision for Credit Losses	2.0	(18.5)	(10.0)	(10.0)	(4.5)
Noninterest Expense	828.8	824.8	812.3	854.5	789.0
Income before Income Taxes	359.2	350.4	353.2	411.4	350.0
Provision for Income Taxes	117.4	111.1	118.6	142.2	119.3
Net Income	$241.8	$239.3	$234.6	$269.2	$230.7

Per Common Share
Net Income - Basic	$1.01	$1.00	$0.97	$1.11	$0.95
- Diluted	1.01	0.99	0.96	1.10	0.94
Cash Dividends Declared per Common Share	0.36	0.36	0.36	0.36	0.33
Book Value (EOP)	37.01	36.27	36.31	35.91	35.22
Market Value (EOP)	65.17	72.09	68.16	76.46	69.65

Financial Ratios
Return on Average Common Equity	11.43%	11.14%	10.91%	12.85%	11.28%
Return on Average Assets	0.86	0.84	0.85	0.97	0.87
Net Interest Margin (GAAP)	1.18	1.09	1.06	0.97	1.07
Net Interest Margin (FTE)	1.21	1.11	1.08	1.00	1.10

Capital Ratios
Standardized Approach
Common Equity Tier 1	10.6%	10.8%	10.4%	10.7%	10.5%
Tier 1	11.0	11.4	11.0	11.2	11.1
Total	12.7	13.2	12.8	13.2	13.1
Tier 1 Leverage	7.4	7.5	7.8	7.6	7.8

Advanced Approach
Common Equity Tier 1	11.6%	11.9%	12.4%	12.0%	11.8%
Tier 1	12.1	12.5	13.0	12.6	12.4
Total	13.6	14.2	14.8	14.4	14.2
Tier 1 Leverage	7.4	7.5	7.8	7.6	7.8
Supplementary Leverage	6.1	6.2	6.4	6.3	6.4

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,700.3	$5,565.8	$5,460.6	$5,652.6	$5,566.2
Wealth Management	511.1	506.3	495.8	524.4	524.6
Total Assets Under Custody	$6,211.4	$6,072.1	$5,956.4	$6,177.0	$6,090.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$669.9	$648.0	$661.5	$713.6	$727.0
Wealth Management	230.1	227.3	225.3	232.0	233.1
Total Assets Under Management	$900.0	$875.3	$886.8	$945.6	$960.1

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$164.0	$180.1	$198.6	$208.7	$219.6
Other Real Estate Owned (OREO)	10.4	8.2	8.9	10.1	8.5
Total Nonperforming Assets	$174.4	$188.3	$207.5	$218.8	$228.1
Nonperforming Assets / Loans and Leases and OREO	0.51%	0.57%	0.62%	0.66%	0.70%
Gross Charge-offs	$5.3	$5.2	$11.9	$6.1	$7.5
Less: Gross Recoveries	2.6	2.3	2.5	3.5	2.9
Net Charge-offs	$2.7	$2.9	$9.4	$2.6	$4.6
Net Charge-offs (Annualized) to Average Loans and Leases	0.03%	0.03%	0.11%	0.03%	0.06%
Allowance for Credit Losses Assigned to Loans and Leases	$195.6	$193.8	$242.2	$257.3	$259.0
Allowance to Nonperforming Loans and Leases	1.2	x	1.1	x	1.2x	1.2x	1.2x
Allowance for Other Credit-Related Exposures	$37.0	$39.5	$12.5	$16.9	$27.7